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                                                                    EXHIBIT 10.3

                         TRANSITIONAL SERVICES AGREEMENT

        This Transitional Services Agreement (this "Agreement") is made as of this 11th day of December 1998 between Stac, Inc., a Delaware corporation ("Stac"), and hi/fn, inc., a Delaware corporation ("Hi/fn").

                                    RECITALS

        WHEREAS, pursuant to a Distribution Agreement dated as of December 11, 1998, (the "Distribution Agreement") between Stac and Hi/fn, Stac will separate its software business and its semiconductor business (the "Spin-off") by way of a special dividend by Stac to the stockholders of record of Stac's common stock, consisting of the distribution on an approximately 1-for-4 basis, of all of the outstanding shares of Hi/fn Common Stock held by Stac (following the conversion, at Stac's election, of 6,000,000 shares of Series A Preferred Stock, par value $.001 per share, of Hi/fn into 6,000,000 shares of Hi/fn Common Stock) (the "Distribution"); and

        WHEREAS, a condition of the closing of the transactions contemplated by the Distribution Agreement is that Stac and Hi/fn enter into, among other things, a transitional services agreement pursuant to which Stac shall provide certain accounting services to Hi/fn.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

        1. ACCOUNTING SERVICES. Stac agrees to use its employees and assets to provide to Hi/fn the accounting services currently provided by Stac to Hi/fn, which are listed on Exhibit A hereto (the "Accounting Services"). Stac shall have no obligation to perform the accounting services currently provided by Hi/fn personnel, which also are described on Exhibit A hereto. The monthly charge for the Accounting Services from and after the date hereof shall be $6,500.00. Such amount shall be prepaid through December 31, 1999 by Hi/fn prior to the Distribution. If the term of this Agreement is extended past December 31, 1999 pursuant to Section 4 hereof, Stac shall invoice Hi/fn monthly for Accounting Services performed during the prior month (beginning January 1, 2000), and Hi/fn shall pay Stac for such services not later than ten (10) days from the receipt of invoice. Hi/fn may decline any or all of the Accounting Services at any time in its sole discretion; provided that the monthly charge for services will not be reduced below $6,500 (i) unless Hi/fn has given Stac at least 30 days notice of its decision to decline all services (in which case no monthly charge will be due) or (ii) unless otherwise agreed by the parties in writing.

        Hi/fn expressly acknowledges and agrees that (i) Stac and its officers, directors, employees, agents and counsel shall not be responsible for the contents of Hi/fn financial statements generated by Stac or for their preparation in accordance with generally accepted accounting principles, (ii) the contents and accuracy of Hi/fn's financial statements shall be solely the responsibility of Hi/fn and (iii) Stac's responsibility shall be only to process transactions and journal entries as instructed by Hi/fn and to generate the resulting financial statements. Hi/fn understands and agrees that it shall be responsible for all planning and reporting to its various constituencies, including, but not limited to its board of directors, stockholders, employees, the Securities and Exchange Commission, the Internal Revenue

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Service, the California Franchise Tax Board, other federal and state regulatory agencies, other taxing authorities and any corresponding or other foreign entities.

        2. OUTSIDE SERVICES. In the event that the providing party is required to retain outside consultant/contractor assistance to perform any of the services hereunder, the providing party shall first obtain the consent of the other party to such retention and the other party shall pay directly the fees of such consultant/contractor. The providing party shall not be held responsible for the performance of such consultant/contractor services and the other party assumes the risk thereof.

        3. CONTRACTUAL RELATIONSHIP. The relationship between Stac and Hi/fn under this Agreement shall be that of principal and agent in respect of the services to be performed hereunder. In no event is the relationship of the parties intended to be that of employer and employee and in no event is either party to be deemed or purported to be the partner or joint venturer of the other for any purpose whatsoever.

        4. TERM. The term of this Agreement shall expire on December 31, 1999; provided, however, that each party shall have the right, Hi/fn upon thirty (30) days advance notice to Stac, and Stac upon six (6) months advance notice to Hi/fn, to terminate all or part of the services it performs hereunder. This Agreement may be extended on a month-to-month basis following December 31, 1999 upon mutual agreement of the parties. Upon the termination of all services, payment therefor and payment of all consultants/contractors, this Agreement shall terminate and any payments due the other party shall be immediately payable. In addition, if this Agreement is terminated prior to December 31, 1999, Stac shall immediately refund to Hi/fn any amounts prepaid for Accounting Services that were to be performed after the date of early termination.

        5. LIMITATION OF LIABILITY. Stac shall not have any liability whatsoever to Hi/fn or to any third party for any loss, liability, damage, cost or deficiency (collectively, "Losses"), or for any claim for Losses, including, without limitation, Losses or claims for personal injury, death or property damage, warranty, tort or products liability, resulting from, caused by or arising out of Stac's performance under this Agreement except for claims arising out of the negligence or willful default or breach of Stac hereunder. In no event shall Stac have liability to Hi/fn or to any third party for indirect, special or consequential damages or loss of profits (except with respect to its willful default or breach), or for punitive damages for any reason whatsoever.

        6. INDEMNIFICATION. Hi/fn agrees to indemnify, protect, defend and hold harmless Stac (for purposes of this Section 6 "Stac" shall include the officers, directors, employees, agents and counsel of Stac), from and against any and all losses, claims, damages, expenses or liabilities, including the fees of not more than one counsel to Stac, arising out of or based upon allegations that financial statements or other accounting records prepared by Hi/fn with Stac's assistance pursuant to this Agreement contain inaccuracies or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        7. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:



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               To Stac:

                      Stac, Inc.
                      12636 High Bluff Drive, 4th Floor
                      San Diego, CA 92130
                      Attention:  Cliff Flowers

               To Hi/fn:

                      Hi/fn, Inc.
                      750 University Avenue
                      Los Gatos, CA 95302
                      Attention:  William Walker

        8. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than to an affiliate). Any purported assignment in violation of the provisions hereof shall be void.

        9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable California conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

        10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        12. SEVERANCE. In the event that any provision of this Agreement is declared illegal, invalid or unenforceable or contrary to law, it shall not affect any other provision in the Agreement.

        13. ENTIRE AGREEMENT. This Agreement and the Distribution Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

        14. DISPUTES. Any disputes arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section 8.13 of the Distribution Agreement, including the attorneys' fees provision referenced therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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        IN WITNESS WHEREOF, each of Stac and Hi/fn has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                   STAC, INC.


                                     By:  /s/ JOHN R. WITZEL
                                        --------------------------------------
                                     Name:  John R. Witzel
                                           -----------------------------------
                                     Title: VP of Finance
                                            ----------------------------------


                                     HI/FN, INC.


                                     By:  /s/ WILLIAM R. WALKER
                                        --------------------------------------
                                     Name:  William R. Walker
                                           -----------------------------------
                                     Title: Secretary
                                            ----------------------------------


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                                    EXHIBIT A

The following work is currently performed by Hi/fn personnel and will continue to be done by them or such other persons as Hi/fn appoints.

1) Purchasing - preparation of purchase orders for all hi/fn product materials and services, receipt of orders, verification of receipt vs. purchase orders and other duties associated with purchasing function.

2) Inventory - ordering, shipping, maintenance and control of physical inventory including periodic counts and reconciliation, in conjunction with Stac accounting personnel, of any differences.

3) Property, plant and equipment - ordering, delivery and maintenance, tagging and tracking, input into asset accounting system and recording monthly depreciation expense. Also responsible for conducting physical inventories as needed, and reconciling the fixed asset accounting system to the general ledger.

4) Accounts Payable - matching of invoices against supporting documents, coding of account distribution, obtaining approvals and other preparation of data for input into accounts payable system, printing of checks, responding to vendor calls, reconciliation of accounts payable ledger, signing checks and other duties associated with the accounts payable function.

5) Payroll - preparation of payroll input for delivery to Stac personnel, including hours worked, distribution of hours, time-off information and any special or bonus pay information. Beginning February 1, 1999 assume responsibility for payroll input, tax filings and deposits.

6) Order entry and invoicing - entry of sales orders into sales order entry system, tracking of orders, preparation of picking tickets and shipping documents, sales reconciliation, returns processing, responding to customer calls re orders and shipments and other duties associated with the sales accounting function.

7) Journal entries - preparation of journal entries other than payroll journal entries which are prepared by Stac. Includes journal entries that adjust reserves, allowances, revenue recognition, accruals for expenses, prepaid amortization and other journal entries.

8) SEC reports - prepare and file all SEC filings, answer SEC questions and comments. Preparation may require adjustment of standard internal reports provided by Stac to comply with SEC requirements.

9) Audits and reviews - plan, schedule and control annual audit and quarterly reviews by outside independent auditors.

10) Accounting systems maintenance - in addition to the monthly $6,500 fee to Stac for accounting services, pay to outside vendors or reimburse Stac for any costs associated with licensing and maintaining the accounting software for Hi/fn's use.

11) Credit check and approval-request credit references, D&B reports and make decisions as to level of credit to be granted to new customers.

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12) Option/stock accounting-track all option/stock/ESPP activity, reconcile with transfer agent, perform valuation and run reports necessary for quarterly reporting.

The following work is currently performed by Stac personnel and will continue to be done by them during the term of this agreement or by such other persons as Stac appoints, unless Hi/fn takes on performance of a function or service directly.

1) Payroll - input of payroll data provided by Hi/fn, processing of payroll, delivery of checks or automatic deposits, preparation of payroll tax returns, preparation of payroll general ledger entries and other duties associated with payroll not performed by Hi/fn as described above. After February 1, Hi/fn will input their own payroll and be responsible for all tax filings and other deposits, and Stac will only do the related journal entries.

2) Cash - reconciliation of Hi/fn cash accounts, management of Hi/fn cash in the manner currently done through BT Alex Brown, preparation and delivery of cash investment reports as previously done and other duties associated with accounting for cash.

3) Accounts Receivable - collection of and deposit of Hi/fn trade accounts receivable including collection calls and other duties normally associated with the accounts receivable function and not performed by Hi/fn as described above.

4) Inventory - maintenance of accounting records in detail currently maintained, reconciliation of differences between book and physical counts with Hi/fn personnel.

5)  General ledger accounts -, preparation and entry of payroll journal entries.

6) Reports - run reports currently run by Stac for Hi/fn including those listed below. Provide Hi/fn personnel access to reporting modules for purpose of designing and running own reports.

    Income Statement
    Balance Sheet
    Departmental expense reports

7) Closing schedules - on a best efforts basis, provide reports listed above by the 7th workday following the end of each month.

8) SEC reports - provide historical (defined as "pre-spinoff") information in addition to normal reports as reasonably requested by Hi/fn for Hi/fn's preparation of SEC filings.

9) Audits and reviews - provide historical information as requested by independent accounts for annual audit and quarterly reviews.

10) Access and turnover - provide Hi/fn personnel with access to accounting systems as authorized by Hi/fn's CFO, assist Hi/fn personnel as reasonably necessary to turn over accounting records and know-how in order for Hi/fn or their appointees to take over the Stac provided accounting functions.

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11) Accounting systems maintenance - maintain accounting systems software in working order and maintain backups of accounting data.


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